Exhibit 4.2

INTERMOLECULAR, INC.

COMMON STOCK WARRANT

Intermolecular, Inc. (the “Company”) hereby grants to the Holder set forth in Article I below (“Holder”), a warrant (a “Warrant”) to purchase the number of shares of the Company’s Common Stock (“Shares”) set forth below, subject to the terms and conditions of this Warrant, including the terms of the Notice attached hereto as Exhibit A.

I.                                         WARRANT TERMS

Holder:	Timane S.a.r.l.

Issuance Date:	June 20, 2008

Vesting Commencement Date:	June 16, 2008

Exercise Price per Share:	$1.02

Total Number of Shares Granted:	180,000

Total Exercise Price:	$183,600.00

Term/Expiration Date:	June 15, 2018

Vesting Schedule:            The Shares subject to this Warrant shall vest according to the following schedule:

Forty-five thousand (45,000) Shares subject to the Warrant shall vest upon the first anniversary of the Vesting Commencement Date.  The remaining One Hundred Thirty-Five Thousand (135,000) Shares subject to the Warrant shall vest as follows:  1/48th of the Shares subject to the Warrant (rounded down to the next whole number of shares) shall vest on the first day of each full month thereafter, so that all of the Shares shall be vested on the first day of the forty-eight (48th) month after the Vesting Commencement Date.

Termination Period:        This Warrant shall terminate immediately upon a Change of Control of Holder and the Holder shall have no right to exercise this Warrant whatsoever.  For so long as no Change of Control has occurred, this Warrant may be exercised, to the extent vested, for three (3) months after the later of (i) when Holder ceases to be a Service Provider, or (ii) when, in the case that Dr. Patrick Rabinzohn (“Rabinzohn”) becomes a Service Provider immediately after Holder ceases to be a Service Provider, such longer period as may be applicable upon the death or disability of Rabinzohn as provided herein, but in no event later than the Term/Expiration Date as provided above.

II.                                     AGREEMENT

1.                                       Issuance of Warrant.  The Company hereby issues to Holder a Warrant to purchase the number of Shares set forth in Article I above, at the exercise price per share set forth in Article I above (the “Exercise Price”).

2.                                       Exercise of Warrant.  This Warrant is exercisable as follows:

(a)                                  Right to Exercise.

(i)                                     This Warrant shall be exercisable cumulatively according to the vesting schedule set out in Article I.  For purposes of this Warrant, Shares subject to this Warrant shall vest based on Holder’s continued status as a Service Provider.

(ii)                                  This Warrant may not be exercised for a fraction of a Share.

(iii)                               In the event of Rabinzohn’s death or disability, or other termination of Holder’s or Rabinzohn’s status as a Service Provider, the exercisability of the Warrant is governed by Sections 8, 9 and 10 below.

(iv)                              In no event may this Warrant be exercised after the date of expiration of the term of this Warrant as set forth in Article I.

(v)                                 If this Warrant is exercised in respect of less than all of the Shares purchasable on such exercise at any time prior to the Term/Expiration Date, a new Warrant of like tenor exercisable for the remaining Shares may be issued and delivered to the Holder by the Company.  This Warrant or any part thereof surrendered in the exercise of the rights thereby evidenced shall thereupon be cancelled by the Company and retired.

(b)                                 Method of Exercise.  This Warrant shall be exercisable by written notice to the Company (in the form attached as Exhibit A) (the “Notice”).  The Notice must state the number of Shares for which the Warrant is being exercised, and such other representations and agreements with respect to such Shares as may be required by the Company.  The Notice must be signed by Holder and shall be delivered in person or by certified mail to the Secretary of the Company.  The Notice must be accompanied by payment of the Exercise Price plus payment of any applicable withholding tax.  This Warrant shall be deemed to be exercised upon receipt by the Company of such written Notice accompanied by the Exercise Price and payment of any applicable withholding tax.

No Shares shall be issued pursuant to the exercise of an Warrant unless such issuance and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Holder on the date on which the Warrant is exercised with respect to such Shares.

3.                                       Holder’s Representations.

(a)                                  The Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to the Company so that the Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its interests.

(b)                                 The Holder is acquiring the Warrant and the shares of Common Stock issuable upon exercise of the Warrant (collectively the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.  The Holder understands that the Securities have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.  In this connection, the Holder understands that, in the view of the U.S. Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if this representation was predicated solely upon a present intention to hold the Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for a period of one year or any other fixed period in the future.

(c)                                  The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available.  The Holder is aware of the provisions of Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, in case the securities have been held for more than one but less than one year, the existence of a public market for the shares, the availability of certain public information about the Company, the resale occurring not less than six months after a party has purchased and paid for the security to be sold, the sale being through a “broker’s transaction” or in a transaction directly with a “market maker” (as provided by Rule 144(f)) and the number of shares or other securities being sold during any three-month period not exceeding specified limitations.

(d)                                 The Holder further understands that at the time the Holder wishes to sell the Securities there may be no public market upon which such a sale may be effected, and that even if such a public market exists, the Company may not be satisfying the current public information requirements of Rule 144, and that in such event, the Holder may be precluded from selling the Securities under Rule 144 unless a) a one-year minimum holding period has been satisfied and b) the Holder was not at the time of the sale nor at any time during the three-month period prior to such sale an affiliate of the Company.

(e)                                  The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with its management and an opportunity to review the Company’s facilities. The Holder understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company’s business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

4.                                       Lock-Up Period.  Holder hereby agrees that if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, Holder shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period and these restrictions shall be binding on any transferee of such Shares.  Notwithstanding the foregoing, the 180-day period may be extended for up to such number of additional days as is deemed necessary by the Company or the Managing Underwriter to continue coverage by research analysts in accordance with NASD Rule 2711 or any successor rule.

5.                                       Method of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of Holder:

(a)                                  cash;

(b)                                 check;

(c)                                  with the consent of the Company, a full recourse promissory note bearing interest (at no less than such rate as is a market rate of interest and which then precludes the imputation of interest under the Code), payable upon such terms as may be prescribed by the Company and structured to comply with Applicable Laws;

(d)                                 with the consent of the Company, surrender of other Shares of Common Stock of the Company which (A) in the case of Shares acquired from the Company, have been owned by Holder for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Warrant is being exercised;

(e)                                  with the consent of the Company, surrendered Shares issuable upon the exercise of the Warrant having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Warrant or exercised portion thereof;

(f)                                    with the consent of the Company, property of any kind which constitutes good and valuable consideration;

(g)                                 following the Public Trading Date, with the consent of the Company, delivery of a notice that Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Warrant and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale; or

(h)                                 with the consent of the Company, any combination of the foregoing methods of payment.

6.                                       Restrictions on Exercise.  If the issuance of Shares upon such exercise or if the method of payment for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, then the Warrant may not be exercised.  The Company may require Holder to make any representation and warranty to the Company as may be required by any applicable law or regulation before allowing the Warrant to be exercised.

7.                                       Change of Control of Holder.  If there occurs a Change of Control of Holder, this Warrant shall terminate and the Holder shall have no right to exercise this Warrant for any shares, vested or unvested.

8.                                       Termination of Relationship.  If either Holder or Rabinzohn, as the case may be, ceases to be a Service Provider (other than, if applicable, by reason of Rabinzohn’s death or the total and permanent disability of Rabinzohn within the meaning of Code Section 22(e)(3)), Holder may exercise this Warrant during the Termination Period set out in Article I, to the extent the Warrant was vested at the date on which Holder or Rabinzohn, as the case may be, ceases to be a Service Provider.  To the extent that the Warrant is not vested at the date on which Holder or Rabinzohn, as the case may be, ceases to be a Service Provider, or if Holder does not exercise this Warrant within the time specified herein, the Warrant shall terminate.

9.                                       Disability of Holder.  If Rabinzohn ceases to be a Service Provider as a result of his or her total and permanent disability within the meaning of Code Section 22(e)(3), Holder may exercise the Warrant to the extent the Warrant was vested at the date on which Rabinzohn ceases to be a Service Provider, but only within twelve (12) months from such date (and in no event later than the expiration date of the term of this Warrant as set forth in Article I).  To the extent that the Warrant is not vested at the date on which Rabinzohn ceases to be a Service Provider, or if Holder does not exercise such Warrant within the time specified herein, the Warrant shall terminate.

10.                                 Death of Holder.  If Rabinzohn ceases to be a Service Provider as a result of the death of Holder, the vested portion of the Warrant may be exercised at any time within twelve (12) months following the date of death (and in no event later than the expiration date of the term of this Warrant as set forth in Article I) by Holder.  To the extent that the Warrant is not vested at the date of death, or if the Warrant is not exercised within the time specified herein, the Warrant shall terminate.

11.                                 Non-Transferability of Warrant.  This Warrant may not be transferred in any manner except that upon the liquidation, dissolution or winding-up of Holder (which for purposes of this Warrant shall not be deemed to be a Change of Control), this Warrant may be transferred to Rabinzohn.  If this Warrant has been transferred from Holder to Rabinzohn in accordance with the terms of this Warrant, it may not be further transferred in any matter by Rabinzohn except by will or by the laws of descent or distribution, and it may be exercised in accordance with the terms of this Warrant during the lifetime of Rabinzohn only by Rabinzohn.  The terms of this Warrant shall be binding upon the executors, administrators, heirs, successors and assigns of Holder.

12.                                 Term of Warrant.  This Warrant may be exercised only within the term set out in Article I.

13.                                 Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

14.                                 Restrictions on Shares.  Holder hereby agrees that Shares purchased upon the exercise of the Warrant shall be subject to such terms and conditions as the Company shall determine in its sole discretion, including, without limitation, restrictions on the transferability of Shares, and a right of first refusal in favor of the Company with respect to permitted transfers of Shares.

15.                                 Stock Fully Paid; Reservation of Shares.   All Shares, which may be issued upon the exercise of the rights represented by this Warrant, will, upon issuance, be fully paid and nonassessable. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

16.                                 Exercise Price Adjustments.  In the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted, as appropriate, by the Board.  The adjustment shall be such as will give the Holder of this Warrant upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as it would have owned had the Warrant been exercised prior to the event and had it continued to hold such shares until after the event requiring adjustment.

17.                                 Definitions.  The following terms shall have the following definitions for use in this Warrant:

(a)                                  “Applicable Laws” means U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction.

(b)                                 “Board” means the Board of Directors of the Company.

(c)                                  “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto.  Reference to any particular Code section shall include any successor section.

(d)                                 “Change of Control”, with respect to Timane S.a.r.l,, shall mean at any time Dr. Patrick Rabinzohn does not beneficially own one hundred percent (100%) of all the outstanding voting securities of the Holder.

(e)

(f)                                    “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; and (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

(g)                                 “Director” means a member of the Board.

(h)                                 “Employee” means any person, including an Officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company.  A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(i)                                     “Parent” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations ending with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(j)                                     “Public Trading Date” means the first date upon which Common Stock of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

(k)                                  “Service Provider” means an Employee, Director or Consultant.

(l)                                     “Subsidiary” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(Signature Page Follows)

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

INTERMOLECULAR, INC.

By:	/s/ David E. Lazovsky
David E. Lazovsky
President and Chief Executive Officer

HOLDER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE WARRANT HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OF HOLDER (OR EMPLOYMENT OF RABINZOHN IN ACCORDANCE WITH THE TERMS HEREOF) AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS WARRANT OR ACQUIRING SHARES HEREUNDER).  HOLDER FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON HOLDER ANY RIGHT WITH RESPECT TO HOLDER’S OR RABINZOHN’S CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HOLDER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE HOLDER’S OR RABINZOHN’S CONSUTANCY OR EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

Holder hereby accepts this Warrant subject to all of the terms and provisions hereof.  Holder has reviewed this Warrant in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Warrant and fully understands all provisions of the Warrant.  Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions arising under this Warrant.  Holder further agrees to notify the Company upon any change in the contact address indicated below.

Dated:	6/20/2008	TIMANE S.A.R.L.

/s/ Patrick Rabinzohn
By: Dr. Patrick Rabinzohn
Title: President and CEO

Address:
6 Place Victor Hugo
38000 Grenoble
France

EXHIBIT A

INTERMOLECULAR, INC.

EXERCISE NOTICE

Intermolecular, Inc.

Attention: Stock Administration

1.             Exercise of Warrant.  Effective as of today,                       ,           , the undersigned (“Holder”) hereby elects to exercise Holder’s option to purchase                    shares of the Common Stock (the “Shares”) of Intermolecular, Inc. (the “Company”) pursuant to the Common Stock Warrant dated June     , 2008, (the “Warrant”).  Capitalized terms used herein without definition shall have the meanings given in the Warrant.

Issuance Date:	June , 2008

Number of Shares as to which Warrant is Exercised:

Exercise Price per Share:	$1.02

Total Exercise Price:	$

Certificate to be issued in name of:

Cash Payment delivered herewith: ☐	$

Other form of consideration delivered herewith: ☐	Form of Consideration:
$

2.             Representations of Holder.

(a)           The Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to the Company so that the Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its interests.

(b)           The Holder is acquiring the Shares issuable upon exercise of the Warrant (the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.  The Holder understands that the Securities have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.  In this connection, the Holder understands that, in the view of the U.S. Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if this representation was predicated solely upon a present intention to hold the Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for a period of one year or any other fixed period in the future.

(c)           The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available.  The Holder is aware of the provisions of Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, in case the existence of a public market for the shares, the availability of certain public information about the Company, the resale occurring not less than six months after a party has purchased and paid for the security to be sold, the sale being through a “broker’s transaction” or in a transaction directly with a “market maker” (as provided by Rule 144(f)) and the number of shares or other securities being sold during any three-month period not exceeding specified limitations.

(d)           The Holder further understands that at the time the Holder wishes to sell the Securities there may be no public market upon which such a sale may be effected, and that even if such a public market exists, the Company may not be satisfying the current public information requirements of Rule 144, and that in such event, the Holder may be precluded from selling the Securities under Rule 144 unless a) a six month minimum holding period has been satisfied and b) the Holder was not at the time of the sale nor at any time during the three-month period prior to such sale an affiliate of the Company.

(e)           The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with its management and an opportunity to review the Company’s facilities. The Holder understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company’s business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

3.             Rights as Stockholder.  Until the stock certificate evidencing Shares purchased pursuant to the exercise of the Warrant is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to the Warrant, notwithstanding the exercise of the Warrant.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Warrant is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in this Warrant.

Holder shall enjoy rights as a stockholder until such time as Holder disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal (as defined below) hereunder.  Upon such exercise, Holder shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Holder shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

4.             Holder’s Rights to Transfer Shares.

(a)           Company’s Right of First Refusal.  Before any Shares held by Holder or any permitted transferee (each, a “Holder”) may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of (each, a “Transfer”), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares proposed to be Transferred on the terms and conditions set forth in this Section (the “Right of First Refusal”).

(b)           Notice of Proposed Transfer.  In the event any Holder desires to Transfer any Shares, the Holder shall deliver to the Company a written notice (the “Notice”) stating:  (w) the Holder’s bona fide intention to sell or otherwise Transfer such Shares; (x) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (y) the number of Shares to be Transferred to each Proposed Transferee; and (z) the bona fide cash price or other consideration for which the Holder proposes to Transfer the Shares (the “Offered Price”), and the Holder shall offer such Shares at the Offered Price to the Company or its assignee(s).

(c)           Exercise of Right of First Refusal.  Within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may elect in writing to purchase all, but not less than all, of the Shares proposed to be Transferred to any one or more of the Proposed Transferees.  The purchase price will be determined in accordance with subsection (d) below.

(d)           Purchase Price.  The purchase price (“Purchase Price”) for the Shares repurchased under this Section shall be the Offered Price.  If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

(e)           Payment.  Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times mutually agreed to by the Company and the Holder.

(f)            Holder’s Right to Transfer.  If all of the Shares proposed in the Notice to be Transferred are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise Transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other Transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other Transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee.  If the Shares described in the Notice are not Transferred to the Proposed Transferee within such 120-day period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal as provided herein before any Shares held by the Holder may be sold or otherwise Transferred.

(g)           Exception for Certain Family Transfers.  Anything to the contrary contained in this Section notwithstanding, the Transfer of any or all of the Shares during Holder’s lifetime or upon Holder’s death by will or intestacy to Holder’s Immediate Family or a trust for the benefit of Holder’s Immediate Family shall be exempt from the Right of First Refusal.  As used herein,

“Immediate Family” shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister or stepchild (whether or not adopted).  In such case, the transferee or other recipient shall receive and hold the Shares so Transferred subject to the provisions of this Section (including the Right of First Refusal) and there shall be no further Transfer of such Shares except in accordance with the terms of this Section.

(h)           Termination of Right of First Refusal.  The Right of First Refusal shall terminate as to all Shares upon a sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (a “Public Offering”).

(i)            Transfer Restrictions.  Any transfer or sale of the Share is subject to restrictions on transfer imposed by any applicable state and federal securities laws.  Any Transfer or attempted Transfer of any of the Shares not in accordance with the terms of this Agreement, including the Right of First Refusal provided in this Agreement, shall be void and the Company may enforce the terms of this Agreement by stop transfer instructions or similar actions by the Company and its agents or designees.

5.             Tax Consultation.  Holder understands that Holder may suffer adverse tax consequences as a result of Holder’s purchase or disposition of the Shares.  Holder represents that Holder has consulted with any tax consultants Holder deems advisable in connection with the purchase or disposition of the Shares and that Holder is not relying on the Company for any tax advice.

6.             Restrictive Legends and Stop-Transfer Orders.

(a)           Legends.  Holder understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE

OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b)           Stop-Transfer Notices.  Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)           Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7.             Charges, Taxes and Expenses.  Except as otherwise provided herein, issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

8.             Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

9.             Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by Holder or by the Company forthwith to the Board, which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Board shall be final and binding on the Company and on Holder.

10.           Governing Law; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflicts of law.  Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

11.           Notices.  Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt required, and postage pre-paid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as the Company or the Holder hereof shall have furnished to the other party.

If to the Company:	Intermolecular, Inc.
2865 Zanker Road
San Jose, CA 95134
Attn: Chief Financial Officer

If to the Holder:	Timane S.a.r.l.
6 Place Victor Hugo, 38000 Grenoble, France

Attn: Dr. Patrick Rabinzohn

12.           Further Instruments.  The Holder hereby agrees to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

13.           Delivery of Payment.  Holder herewith delivers to the Company the full Exercise Price for the Shares, as well as any applicable withholding tax.

14.           Entire Agreement.  The Warrant is incorporated herein by reference.  This Agreement and the Warrant constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof.

Accepted by:	Submitted by:

INTERMOLECULAR, INC.	HOLDER

By:
David E. Lazovsky	Holder
President and Chief Executive Officer	Timane S.a.r.l.
Attn: Dr. Patrick Rabinzohn
6 Place Victor Hugo, 38000 Grenoble, France